Exhibit 10(e)

AMENDMENT NO. 1

TO THE

ONCOR Supplemental RETIREMENT plan

(Amended and Restated Effective as of January 1, 2015)

Preamble

Oncor Electric Delivery Company LLC hereby adopts this Amendment No. 1 to the Oncor Supplemental Retirement Plan (Amended and Restated Effective as of January 1, 2015) (the “Plan”) effective as of January 1, 2018 to provide for pre-retirement death benefits. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

Article Four of the Plan is hereby amended by adding the following Section 4.5 immediately following Section 4.4 and renumbering the remaining Sections of Article Four:

“4.5  The beneficiary of a Participant who dies after he/she becomes vested but prior to commencement of payment of the Participant’s Benefit pursuant to Section 4.2 shall be entitled to receive a Pre-Retirement Death Benefit pursuant to the provisions of the Plan; provided, however, the Pre-Retirement Death Benefits payable to beneficiaries under the Trust Agreement shall be subject to additional provisions set forth in the Trust Agreement, as applicable, which provisions shall be controlling.  The Pre-Retirement Death Benefit shall be subject to the following provisions:

(a)    In the case of a Participant whose Retirement Income Allowance is earned under the Traditional Retirement Plan Formula and who is still employed by a Participating Employer on the date of his/her death, the Pre-Retirement Death Benefit will be in the amount of the Participant’s Supplemental Retirement Benefit payable in the form of a 100% Joint and Survivor Option described in Section 9.2(a) of the Retirement Plan, computed on the basis of Earnings and Accredited Service rendered to the Participant’s date of death, and (i) with respect to a Participant who dies on or before the date on which the Participant would have attained his/her earliest retirement date, as if the Participant separated from service on the date of death, survived to his/her earliest retirement age, and died on the day after the day on which he/she would have reached his/her earliest retirement age, or (ii) with respect to a Participant who dies after the date on which he/she attained his/her earliest retirement age, as if he/she had retired on the date before his/her date of death.

(b)    In the case of a Participant whose Retirement Income Allowance is earned under the Traditional Retirement Plan Formula and who has terminated his/her employment with the Participating Employers but has not commenced payment of his

Benefit prior to the date of his/her death, the Pre-Retirement Death Benefit will be in the amount of the Participant’s Supplemental Retirement Benefit payable in the form of a 100% Joint and Survivor Option described in Section 9.2(a) of the Retirement Plan, computed on the basis of Earnings and Accredited Service rendered to the Participant’s termination of employment, and (i) with respect to a Participant who dies on or before the date on which the Participant would have attained his/her earliest retirement date, as if the Participant had survived to his/her earliest retirement age, commenced benefits as of such date and died on the day after the day on which he/she would have reached his/her earliest retirement age, or (ii) with respect to a Participant who dies after the date on which he/she attained his/her earliest retirement age, as if he/she had retired on the date before his/her date of death.

(c)    The Pre-Retirement Death Benefit payable under Sections 4.5(a) or 4.5(b) (i) shall be paid only to the Participant’s Surviving Spouse (and if the Participant has no Surviving Spouse, no such Pre-Retirement Death Benefit shall be paid), (ii) subject to Section 4.5(e), shall commence on the first day of the month following the Participant’s death and, (iii) subject to Section 4.2(c), shall be paid in the form specified in Section 4.2(a).

(d)    In the case of a Participant whose Retirement Income Allowance is earned under the Cash Balance Formula, the Pre-Retirement Death Benefit will be in the amount of the Participant’s Supplemental Retirement Benefit, computed on the basis of Earnings and Accredited Service rendered to the earlier of Participant’s termination of employment or date of death.  Such Pre-Retirement Death Benefit (i) shall be paid to the beneficiary designated by the Participant under Section 11.4(b) of the Retirement Plan, (ii) subject to Section 4.5(e), shall be paid in the first month following the Participant’s death and (iii) shall be paid in the form of a single lump sum.

(e)    The Pre-Retirement Death Benefit shall be payable with respect to any Participant who died prior to the commencement of payment of his/her Supplemental Retirement Benefit regardless of whether such death was before the effective date of this Amendment.  The Pre-Retirement Death Benefit of any Participant in this Plan who died prior to January 1, 2018 shall commence to be paid, or be paid, as the case may be, on the first day of the month following the adoption of this Amendment.

[signature on following page]

EXECUTED by Oncor Electric Delivery Company LLC this 2nd day of May, 2018.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/	Don J. Clevenger
Don J. Clevenger
Chairperson, Oncor Retirement Plan
Committee